Exhibit 99.1

Press Release of February 4, 2005

Active Power Closes $20 Million Private Placement of Common Stock

Austin, Texas (February 4, 2005) — Active Power, Inc. (NASDAQ: ACPW), a leading manufacturer of battery-free backup power products, today announced that it has completed a private placement of approximately $20 million of common stock to institutional investors. The transaction involved the sale of 5,454,510 shares of common stock at a purchase price of approximately $3.64 per share. In addition, the company granted the investors a right to purchase, within a limited time period, up to an additional 1,636,353 shares at approximately $3.64 per share, or up to an additional $6 million. The discount from Active Power’s current stock price that was applied to the shares sold in the private placement is attributable to the transfer restrictions on the shares. Active Power intends to use the net proceeds from the placement for general corporate purposes, including support for continued company growth. RBC Capital Markets acted as exclusive placement agent for the offering.

“This transaction will provide us with additional resources to pursue new markets,” said Joe Pinkerton, Chairman and CEO of Active Power. “In particular, the capital raised will allow us to expedite the commercialization of our new extended runtime product – CleanSource® XR — which will target large opportunities within the telecom and midrange UPS markets.”

Neither the offer nor sale of the shares of Common Stock sold to the investors, or the additional shares covered by the investors’ additional investment rights, has been registered under the Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Active Power has agreed to file a registration statement covering resale of the shares of Common Stock sold to the investors and the shares issuable upon exercise of the investors’ additional investment rights by the investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock.

About Active Power:

Active Power, Inc. (www.activepower.com) designs, manufactures and markets battery-free power quality products that provide the consistent, reliable electric power required by today’s digital economy. An ISO 9001-registered company, Active Power is the first to commercialize a flywheel energy storage system that provides a highly reliable, low-cost and non-toxic replacement for lead-acid batteries used in conventional power quality installations.

Cautionary Note Regarding Forward-Looking Statements:

This release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, that involve risks and uncertainties. The important factors that could cause actual results to differ materially include, but are not limited to, the potential for significant losses to continue; inability to accurately predict revenue and budget for expenses for future periods; fluctuations in revenue and operating results; overall market performance; decreases and/or delays in capital spending; limited product lines; inability to expand our distribution channels; inability to manage new and existing product distribution relationships; our current dependence on our relationship with Caterpillar; delays in research and development; potential Sarbanes-Oxley 404 compliance issues; the acceptance of the new technology in our current and future products by the power quality market; product performance and quality issues; and other risks set forth in the Company’s most recent SEC filings.

CleanSource, Active Power and our Active Power logo are registered trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Active Power Contacts:

Michael Chibib, Investors, 512.744.9453, mchibib@activepower.com

Derek Jones, Corporate Communications, 512.744.9210, djones@activepower.com